Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-42839 on Form S-3 and Registration Statement Nos. 333-39003, 333-39005, 333-39007, 333-79557, 333-67610 and 333-91956 on Form S-8 of our reports dated March 11, 2005, relating to the financial statements and financial statement schedule of UNOVA, Inc. and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of UNOVA, Inc. for the year ended December 31, 2004.

Seattle, Washington
March 11, 2005